Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
06-20

Contacts:	James Haddox, CFO	Ken Dennard / ksdennard@drg-e.com
	Reba Reid	Lisa Elliott / lelliott@drg-e.com
	Quanta Services, Inc.	DRG&E
	713-629-7600	713-529-6600
QUANTA SERVICES REPORTS THIRD QUARTER RESULTS
Net Income up 74%
EPS Increased from $0.11 to $0.17
HOUSTON — November 2, 2006 — Quanta Services, Inc. (NYSE:PWR) today announced results for the three and nine months ended September 30, 2006.
     Revenues in the third quarter of 2006 were $528.5 million compared to revenues of $523.3 million in the third quarter of 2005. For the third quarter of 2006, net income was $22.4 million or $0.17 per diluted share, compared to net income of $12.9 million or $0.11 per diluted share for the third quarter of 2005.
     Revenues for the first nine months of 2006 were $1.54 billion compared to $1.34 billion for the first nine months of 2005. For the first nine months of 2006, the company reported net income of $47.9 million or $0.38 per diluted share, compared to net income of $11.1 million or $0.10 per diluted share for the first nine months of last year.
     “Our ability to increase net income, strengthen margins and achieve internal revenue growth in a quarter that had approximately $60 million less revenues from storm work than in the third quarter of 2005 illustrates the strength of the market and Quanta’s ability to respond,” said John R. Colson, chairman and chief executive officer of Quanta Services. “Utilities and telecommunications companies continue to rely on Quanta to provide superior service, strong safety performance and timely delivery. This reliance is reflected in our 15 percent increase in year over year backlog and, excluding storm work, double-digit internal revenue growth.”
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RECENT HIGHLIGHTS —
•	Secured Contract with Northeast Utilities — Quanta secured the largest electric utility transmission contract in its history. Under the contract, Quanta will provide transmission infrastructure services spanning approximately 45 miles of the utility’s New England system. Upon completion, this new transmission line will help improve reliability of the region’s power supply and provide benefits to customers in the state of Connecticut and those in New England.

•	Held the Fourth Annual Utility Perspectives Symposium — Quanta’s fourth annual Utility Perspectives Symposium attracted a record number of utility leaders to San Francisco to discuss industry issues. The invitation-only event assembled select senior executives representing utilities from across the United States and Canada as well as industry leaders and experts to engage in high-level discussions on topics ranging from navigating the new financial landscape to new technologies and regulatory developments.
OUTLOOK
     The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not include the potential impact of any business combinations or divestitures that may be completed after September 30, 2006.
     Quanta expects revenues for the fourth quarter of 2006 to range between $500 million and $525 million and diluted earnings per share to be between $0.11 and $0.14. These estimates do not include the potential impact of any significant storm restoration revenues for the fourth quarter of 2006. In the fourth quarter of 2005, gross storm restoration revenues were approximately $70 million.
     Quanta Services has scheduled a conference call for November 2, 2006, at 9:30 a.m. eastern time. To participate in the call, dial 303-262-2140 at least 10 minutes before the conference call begins and ask for the Quanta Services conference call. Investors, analysts and the general public also will have the opportunity to listen to the conference call over the Internet by visiting the company’s web site at www.quantaservices.com. To listen to the call live on the web, please visit the Quanta Services web site at least fifteen minutes early to register, download and install any necessary audio software.
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     For those who cannot listen to the live web cast, an archive will be available shortly after the call on the company’s website. A replay will also be available and may be accessed by calling 303-590-3000 and using the pass code 11066692. For more information, please contact Karen Roan at DRG&E by calling (713) 529-6600.
     Quanta Services, Inc. is a leading provider of specialized contracting services, delivering end-to-end network solutions for the electric power, gas, telecommunications and cable television industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide.
This press release contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues and earnings per share and other financial and operating results, capital expenditures, growth in particular markets, benefits of the Energy Policy Act of 2005, strategies, expectations, intentions, plans, future events, performance, underlying assumptions, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties, including, among others, quarterly variations in operating results; adverse changes in economic conditions in relevant markets; the ability to effectively compete for market share; estimates and assumptions in determining financial results; beliefs and assumptions about the collectibility of receivables; the inability of customers to pay for services; the financial distress of Quanta’s casualty insurance carrier that may require payment for losses that would otherwise be insured; liabilities for claims that are self-insured or for claims that Quanta’s casualty insurance carrier fails to pay; potential liabilities relating to occupational health and safety matters; estimates relating to the use of percentage-of-completion accounting; dependence on fixed price contracts; rapid technological and structural changes that could reduce the demand for services; the ability to obtain performance bonds; cancellation provisions within contracts and the risk that contracts are not renewed or are replaced on less favorable terms; the ability to effectively integrate the operations of acquired businesses; retention of key personnel and qualified employees; the impact of a unionized workforce on operations and the ability to complete future acquisitions; potential shortage of skilled employees; growth outpacing infrastructure; risks associated with operating in international markets; potential exposure to environmental liabilities; requirements relating to governmental regulation; the ability to continue to meet the requirements of the Sarbanes-Oxley Act of 2002; the cost of borrowing, availability of credit, debt covenant compliance and other factors affecting financing activities; the ability to generate internal growth; the ability to successfully identify and complete acquisitions; the adverse impact of goodwill impairments; the potential conversion of outstanding convertible subordinated notes; and other risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2005, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and June 30, 2006, and any other reports of the company filed with the Securities and Exchange Commission. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s reports filed with the Securities and Exchange Commission.
- Tables to follow -

Quanta Services, Inc. and Subsidiaries Consolidated Statements of Operations For the Three and Nine Months Ended September 30, 2006 and 2005 (In thousands, except per share information) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2006		2005		2006		2005

Revenues	$528,468		$523,340		$1,539,010		$1,335,132
Cost of services	445,332		443,167		1,316,071		1,165,051

Gross profit	83,136		80,173		222,939		170,081
Selling, general & administrative expenses	45,103		49,420		134,018		135,756

Income from operations	38,033		30,753		88,921		34,325
Interest expense	(5,736)		(6,041)		(21,414)		(17,963)
Interest income	4,297		1,921		10,312		5,136
Gain on early extinguishment of debt	—		—		1,598		—
Other, net	59		62		387		324

Income before taxes	36,653		26,695		79,804		21,822
Provision for taxes	14,230		13,815		31,863		10,727

Net income	$22,423		$12,880		$47,941		$11,095

Earnings per share:
Basic	$0.19		$0.11		$0.41		$0.10

Diluted	$0.17	(a)	$0.11	(b)	$0.38	(b)	$0.10

Shares used in computing earnings per share:
Basic	117,202		115,970		116,959		115,640

Diluted	148,534	(a)	141,177	(b)	141,939	(b)	116,382

(a) As a result of applying the if-converted method for calculating diluted earnings per share, shares have been adjusted by an additional 30.7 million assuming conversion of Quanta’s 4.5% convertible subordinated notes and Quanta’s 3.75% convertible subordinated notes, and net income has been adjusted by $3.2 million for the three months ended September 30, 2006, for an addback of related interest expense, net of tax.

(b) As a result of applying the if-converted method for calculating diluted earnings per share, shares have been adjusted by an additional 24.2 million assuming conversion of Quanta’s 4.5% convertible subordinated notes, and net income has been adjusted by $2.2 million for the three months ended September 30, 2005, and $6.7 million for the nine months September 30, 2006, for an addback of related interest expense, net of tax.

Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS:
Cash and short-term investments	$351,715	$304,267
Accounts receivable, net	456,938	431,584
Costs and estimated earnings in excess of billings on uncompleted contracts	48,961	38,053
Inventories	27,209	25,717
Prepaid expenses and other current assets	31,255	31,389

Total current assets	916,078	831,010
PROPERTY AND EQUIPMENT, net	279,023	286,606
ACCOUNTS AND NOTES RECEIVABLE, net	10,019	15,229
OTHER ASSETS, net	33,146	33,583
GOODWILL AND OTHER INTANGIBLES, net	388,160	388,357

Total assets	$1,626,426	$1,554,785

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$35,250	$2,252
Accounts payable and accrued expenses	247,940	241,811
Billings in excess of costs and estimated earnings on uncompleted contracts	15,788	14,008

Total current liabilities	298,978	258,071
LONG-TERM DEBT, net of current maturities	—	7,591
CONVERTIBLE SUBORDINATED NOTES	413,750	442,500
DEFERRED INCOME TAXES AND OTHER NON-CURRENT LIABILITIES	155,147	142,885

Total liabilities	867,875	851,047

STOCKHOLDERS’ EQUITY	758,551	703,738

Total liabilities and stockholders’ equity	$1,626,426	$1,554,785

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